Exhibit 99.1

May 4, 2022

SiteOne Landscape Supply Announces First Quarter 2022 Earnings

First Quarter 2022 Highlights (Compared to First Quarter 2021):

•	Net sales increased by 24% to $805.3 million

•	Organic Daily Sales increased by 17%

•	Gross profit increased 34% to $269.2 million; gross margin increased 240 basis points to 33.4%

•	SG&A as a percentage of Net sales decreased by 100 basis points to 28.6%

•	Net income increased to $32.3 million from $7.4 million

•	Adjusted EBITDA increased by 97% to $67.8 million

•	Adjusted EBITDA margin increased 310 basis points to 8.4%

•	Acquired JK Enterprise Landscape Supply

Post-Quarter Highlights

•	Closed two acquisitions: BellStone Masonry Supply and Preferred Seed

ROSWELL, Ga. — (BUSINESS WIRE) — SiteOne Landscape Supply, Inc. (the “Company” or “SiteOne”) (NYSE: SITE) announced earnings for its first quarter ended April 3, 2022 (“First Quarter 2022”).

“Following our record performance in 2021 and in particular our tremendous growth in the first quarter last year, I am very pleased to report another strong start in 2022 as we continue to build off our gains and achieve excellent growth in sales and EBITDA. Our exceptional teams are leveraging our improved capabilities and executing at a high level for customers and suppliers, thereby driving robust top and bottom-line growth,” said Doug Black, SiteOne’s Chairman and CEO. “Our customers remain busy and despite a later start to the spring season this year, we continue to experience healthy demand across product lines and geographic markets. During the quarter, we improved our margins by executing our supply chain strategies, achieving good operating leverage, and by working with our customers and suppliers on price realization. Additionally, our acquisitions performed well, and we added three excellent companies to SiteOne year-to-date. While the near-term environment remains dynamic with product inflation, supply chain and labor challenges, and broader economic uncertainty, we remain confident that the underlying demand trends, our robust M&A pipeline, and our strategic initiatives will allow us to achieve excellent performance and growth in 2022 and beyond.”

First Quarter 2022 Results

Net sales for the First Quarter 2022 increased to $805.3 million, or 24%, compared to $650.2 million for the prior-year period. Organic Daily Sales increased 17% compared to the prior-year period driven by continued demand for landscape supplies and price inflation in response to our rising product costs. Acquisitions contributed $43.4 million, or 7%, to Net sales growth for the quarter.

Gross profit increased to $269.2 million, or 34%, compared to $201.5 million for the prior-year period. Gross margin increased by 240 basis points to 33.4% for the First Quarter 2022. Gross margin during the quarter was positively impacted by supply chain initiatives, including strategic inventory purchases and price realization.

Selling, general and administrative expenses (“SG&A”) for the First Quarter 2022 increased to $230.5 million from $192.3 million for the prior-year period. SG&A as a percentage of Net sales decreased 100 basis points to 28.6% due to operating leverage resulting from our strong organic sales growth and effective cost management.

Net income for the First Quarter 2022 increased to $32.3 million from $7.4 million for the prior-year period. Net income was driven by higher Net sales and margin improvement.

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Adjusted EBITDA increased 97% to $67.8 million for the First Quarter 2022, compared to $34.5 million for the prior-year period. Adjusted EBITDA margin improved 310 basis points to 8.4%.

Net debt, calculated as long-term debt (net of issuance costs and discounts) plus finance leases, net of cash and cash equivalents on our balance sheet as of April 3, 2022, was $416.6 million compared to $354.7 million as of April 4, 2021. Net debt to Adjusted EBITDA for the last twelve months was 0.9 times compared to 1.2 times at the same period last year.

Outlook

“The underlying market trends remain positive across end markets and product segments, and our customer backlogs are strong headed into the spring season,” Doug Black continued. “As we anticipated, product inflation was elevated in the first quarter and given the ongoing global supply chain issues, we now believe that prices will remain elevated for the rest of the year. This trend supports higher Organic Daily Sales growth for the full year. While there is positive momentum in our business, the spring season is off to a slower start this year with cold and wet weather continuing through April, and there continues to be global uncertainty which could impact end markets. Taken all together, we believe that the upside and downside risks are balanced, and we are maintaining our guidance for the full-year 2022.”

For Fiscal 2022, we continue to expect Adjusted EBITDA to be in the range of $430 million to $450 million, which represents 4% to 8% growth over our exceptional Fiscal 2021 result. This guidance does not include any contributions from unannounced acquisitions.

Reconciliation for the forward-looking full-year 2022 Adjusted EBITDA outlook is not being provided, as the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation.

Conference Call Information

SiteOne management will host a conference call today, May 4, 2022, at 8:00 a.m. Eastern Time, to discuss the Company’s financial results. The conference call may be accessed by dialing (877) 704-4453 (domestic) or (201) 389-0920 (international). A telephonic replay will be available approximately two hours after the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 13729106. The replay will be available until 11:59 p.m. (ET) on May 18, 2022.

Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company's website at http://investors.siteone.com. The online replay will be available for 30 days on the same website immediately following the call. A slide presentation highlighting the Company’s results and key performance indicators will also be available on the Investor Relations section of the Company’s website.

To learn more about SiteOne, please visit the company's website at http://investors.siteone.com.

About SiteOne Landscape Supply, Inc.

SiteOne Landscape Supply, Inc. is the largest and only national wholesale distributor of landscape supplies in the United States and has a growing presence in Canada. Its customers are primarily residential and commercial landscape professionals who specialize in the design, installation and maintenance of lawns, gardens, golf courses and other outdoor spaces.

Investor Relations Contact:

SiteOne Landscape Supply, Inc.

Investor Relations

470-270-7011

investors@siteone.com

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Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our 2022 Adjusted EBITDA outlook. Some of the forward-looking statements can be identified by the use of terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “project,” “potential,” or the negative of these terms, and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. Factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: cyclicality in residential and commercial construction markets; economic downturn or recession; general economic and financial conditions; demand for our products; seasonality of our business; climate change-related events, weather conditions, seasonality, and availability of water to end-users; inflation and increased operating costs; the potential negative impact of the ongoing COVID-19 pandemic (which, among other things, may exacerbate each of the forward-looking statements discussed here); public perceptions that our products and services are not environmentally friendly or that our practices are not sustainable; competitive industry pressures, including competition for our talent base; supply chain disruptions, product or labor shortages, and the loss of key suppliers; cybersecurity incidents involving our systems or third party systems, including the July 2020 ransomware attack; prices for the products we purchase may fluctuate; ability to pass along product cost increases; inventory management risks; ability to implement our business strategies and achieve our growth objectives; acquisition and integration risks, including increased competition for acquisitions; risks associated with our large labor force and our customers’ labor force (including headwinds due to COVID-19) and ongoing labor market disruptions; retention of key personnel; construction defect and product liability claims; impairment of goodwill; adverse credit and financial markets events and conditions; credit sale risks; performance of individual branches; climate, environmental, health and safety laws and regulations; hazardous materials and related materials; laws and government regulations applicable to our business that could negatively impact demand for our products; failure or malfunctions in our information technology systems; security of personal information about our customers; intellectual property and other proprietary rights; unanticipated changes in our tax provisions; threats from terrorism, public health emergencies, violence, uncertain political conditions and geopolitical conflicts such as the ongoing conflict between Russia and Ukraine; risks related to our current indebtedness and our ability to obtain financing in the future; increases in interest rates; risks related to our common stock; and other risks, as described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended January 2, 2022, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, including Forms 10-Q and 8-K.

Non-GAAP Financial Information

This release includes certain financial information, not prepared in accordance with U.S. GAAP. Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Further, these measures should not be considered substitutes for the information contained in the historical financial information of the Company prepared in accordance with U.S. GAAP that is set forth herein.

We present Adjusted EBITDA in order to evaluate the operating performance and efficiency of our business. Adjusted EBITDA represents EBITDA as further adjusted for items permitted under the covenants of our credit facilities. EBITDA represents our Net income (loss) plus the sum of income tax (benefit) expense, interest expense, net of interest income, and depreciation and amortization. Adjusted EBITDA is further adjusted for stock-based compensation expense, (gain) loss on sale of assets, and other non-cash items, financing fees, other fees, and expenses related to acquisitions and other non-recurring (income) loss. Adjusted EBITDA does not include pre-acquisition acquired Adjusted EBITDA. Adjusted EBITDA is not a measure of our liquidity or financial performance under GAAP and should not be considered as an alternative to Net income, operating income or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. The use of Adjusted EBITDA instead of Net income has limitations as an analytical tool. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies, limiting its usefulness as a comparative measure. Net debt is defined as long-term debt (net of issuance costs and discounts) plus finance leases, net of cash and cash-equivalents on our balance sheet. Leverage Ratio is defined as Net debt to trailing twelve months Adjusted EBITDA. Free Cash Flow is defined as Cash Flow from Operating Activities, less capital expenditures. We define Organic Daily Sales as Organic Sales divided by the number of Selling Days in the relevant reporting period. We define Organic Sales as Net sales, including Net sales from newly-opened greenfield branches, but excluding Net sales from acquired branches until they have been under our ownership for at least four full fiscal quarters at the start of the fiscal year. Selling Days are the number of business days, excluding Saturdays, Sundays and holidays, that SiteOne branches are open during the relevant reporting period.

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SiteOne Landscape Supply, Inc.

Consolidated Balance Sheets

(In millions, except share and per share data)

Assets	April 3, 2022	January 2, 2022
Current assets:
Cash and cash equivalents	$45.1	$53.7
Accounts receivable, net of allowance for doubtful accounts of $14.8 and $13.5, respectively	437.1	393.8
Inventory, net	853.7	636.6
Income tax receivable	—	3.3
Prepaid expenses and other current assets	50.0	41.4
Total current assets	1,385.9	1,128.8

Property and equipment, net	152.0	151.5
Operating lease right-of-use assets, net	307.1	298.5
Goodwill	325.9	311.1
Intangible assets, net	219.0	213.9
Deferred tax assets	2.7	3.2
Other assets	14.8	9.1
Total assets	$2,407.4	$2,116.1

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$390.3	$254.5
Current portion of finance leases	11.3	11.0
Current portion of operating leases	64.5	62.1
Accrued compensation	51.2	99.3
Long-term debt, current portion	4.0	4.0
Income tax payable	1.6	—
Accrued liabilities	74.6	82.0
Total current liabilities	597.5	512.9

Other long-term liabilities	6.2	10.6
Finance leases, less current portion	33.2	34.4
Operating leases, less current portion	250.8	244.2
Deferred tax liabilities	7.3	5.1
Long-term debt, less current portion	413.2	251.2
Total liabilities	1,308.2	1,058.4

Commitments and contingencies

Stockholders' equity:
Common stock, par value $0.01; 1,000,000,000 shares authorized; 44,922,535 and 44,788,385 shares issued, and 44,901,624 and 44,767,474 shares outstanding at April 3, 2022 and January 2, 2022, respectively	0.4	0.4
Additional paid-in capital	563.0	562.0
Retained earnings	529.8	497.5
Accumulated other comprehensive income (loss)	6.0	(2.2)
Total stockholders' equity	1,099.2	1,057.7
Total liabilities and stockholders' equity	$2,407.4	$2,116.1

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SiteOne Landscape Supply, Inc.

Consolidated Statements of Operations

(In millions, except share and per share data)

	Three Months Ended
	April 3, 2022	April 4, 2021
Net sales	$805.3	$650.2
Cost of goods sold	536.1	448.7
Gross profit	269.2	201.5

Selling, general and administrative expenses	230.5	192.3
Other income	2.5	1.2
Operating income	41.2	10.4

Interest and other non-operating expenses, net	4.3	5.5
Income before taxes	36.9	4.9
Income tax (benefit) expense	4.6	(2.5)
Net income	$32.3	$7.4

Net income per common share:
Basic	$0.72	$0.17
Diluted	$0.70	$0.16
Weighted average number of common shares outstanding:
Basic	44,935,765	44,381,174
Diluted	45,850,602	45,655,171

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SiteOne Landscape Supply, Inc.

Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	April 3, 2022	April 4, 2021
Cash Flows from Operating Activities:
Net income	$32.3	$7.4
Adjustments to reconcile Net income to net cash used in operating activities:
Amortization of finance lease right-of-use assets and depreciation	10.0	8.5
Stock-based compensation	3.7	3.1
Amortization of software and intangible assets	11.7	10.9
Amortization of debt related costs	0.3	0.4
Loss on extinguishment of debt	—	0.8
(Gain) loss on sale of equipment	(0.1)	0.1
Other	(0.5)	(0.6)
Changes in operating assets and liabilities, net of the effects of acquisitions:
Receivables	(39.9)	(45.8)
Inventory	(216.1)	(157.6)
Income tax receivable	3.3	(1.0)
Prepaid expenses and other assets	(6.3)	2.0
Accounts payable	134.3	145.6
Income tax payable	1.6	—
Accrued expenses and other liabilities	(52.6)	(19.3)
Net Cash Used In Operating Activities	$(118.3)	$(45.5)

Cash Flows from Investing Activities:
Purchases of property and equipment	(7.5)	(7.2)
Purchases of intangible assets	(2.5)	(2.4)
Acquisitions, net of cash acquired	(31.5)	(37.7)
Proceeds from the sale of property and equipment	0.5	1.0
Net Cash Used In Investing Activities	$(41.0)	$(46.3)

Cash Flows from Financing Activities:
Equity proceeds from common stock	1.2	2.4
Borrowings under term loan	—	325.0
Repayments under term loan	(0.6)	(269.0)
Borrowings on asset-based credit facility	223.5	105.4
Repayments on asset-based credit facility	(60.8)	(83.5)
Payments of debt issuance costs	—	(2.4)
Payments on finance lease obligations	(2.9)	(2.4)
Payments of acquisition related contingent obligations	(5.6)	(3.3)
Other financing activities	(4.2)	(3.3)
Net Cash Provided By Financing Activities	$150.6	$68.9

Effect of exchange rate on cash	0.1	0.2
Net change In cash	(8.6)	(22.7)

Cash and cash equivalents:
Beginning	53.7	55.2
Ending	$45.1	$32.5

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for interest	$3.2	$5.2
Cash paid during the year for income taxes	$2.4	$0.1

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SiteOne Landscape Supply, Inc.

Adjusted EBITDA Reconciliation

(In millions, unaudited)

The following table presents a reconciliation of Adjusted EBITDA to Net income:

	2022	2021				2020
	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3	Qtr 2
Reported Net income	$32.3	$27.5	$80.0	$123.5	$7.4	$11.5	$48.2	$79.1
Income tax (benefit) expense	4.6	2.7	19.1	36.8	(2.5)	1.6	13.8	25.6
Interest expense, net	4.3	5.1	4.3	4.3	5.5	9.1	6.6	7.6
Depreciation and amortization	21.7	22.3	21.0	20.3	19.4	18.2	16.3	16.4
EBITDA	62.9	57.6	124.4	184.9	29.8	40.4	84.9	128.7
Stock-based compensation(a)	3.7	3.1	3.5	4.6	3.1	2.7	2.6	2.8
(Gain) loss on sale of assets(b)	(0.1)	0.2	(0.2)	(0.2)	0.1	(0.2)	(0.4)	0.1
Financing fees(c)	—	—	—	—	0.7	—	—	—
Acquisitions and other adjustments(d)	1.3	0.9	0.5	1.3	0.8	1.0	0.7	0.5
Adjusted EBITDA(e)	$67.8	$61.8	$128.2	$190.6	$34.5	$43.9	$87.8	$132.1

(a)	Represents stock-based compensation expense recorded during the period.
(b)	Represents any gain or loss associated with the sale of assets and termination of finance leases not in the ordinary course of business.
(c)	Represents fees associated with our debt refinancing and debt amendments.
(d)	Represents professional fees, retention and severance payments, and performance bonuses related to historical acquisitions. Although we have incurred professional fees, retention and severance payments, and performance bonuses related to acquisitions in several historical periods and expect to incur such fees and payments for any future acquisitions, we cannot predict the timing or amount of any such fees or payments.
(e)	Adjusted EBITDA excludes any earnings or loss of acquisitions prior to their respective acquisition dates for all periods presented.

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SiteOne Landscape Supply, Inc.

Organic Daily Sales to Net sales Reconciliation

(In millions, except Selling Days; unaudited)

The following table presents a reconciliation of Organic Daily Sales to Net sales:

	2022	2021
	Qtr 1	Qtr 1
Reported Net sales	$805.3	$650.2
Organic Sales(a)	760.1	648.4
Acquisition contribution(b)	45.2	1.8
Selling Days	65	65
Organic Daily Sales	$11.7	$10.0

(a)	Organic Sales equal Net sales less Net sales from branches acquired in 2021 and 2022.
(b)	Represents Net sales from acquired branches that have not been under our ownership for at least four full fiscal quarters at the start of the 2022 Fiscal Year. Includes Net sales from branches acquired in 2021 and 2022.

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